Exhibit 99.1

CONTACT:	Jason Koval
(914) 640-4429

FOR IMMEDIATE RELEASE

October 27, 2011

STARWOOD REPORTS THIRD QUARTER 2011 RESULTS

WHITE PLAINS, NY, October 27, 2011 – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported third quarter 2011 financial results.

Third Quarter 2011 Highlights

•

Excluding special items, EPS from continuing operations was $0.60, including a benefit of approximately $0.18 primarily from the favorable settlement of an IRS audit. Including special items, which primarily relate to a gain on an asset exchange transaction, EPS from continuing operations was $0.85.

•	Adjusted EBITDA was $241 million, up approximately 18% compared to 2010.

•

Excluding special items, income from continuing operations was $118 million, including a tax benefit of $35 million primarily from the favorable settlement of an IRS audit. Including special items, income from continuing operations was $165 million, including $47 million primarily related to a gain on an asset exchange transaction.

•

Worldwide System-wide REVPAR for Same-Store Hotels increased 11.6% (7.4% in constant dollars) compared to 2010. System-wide REVPAR for Same-Store Hotels in North America increased 8.8% (7.8% in constant dollars).

•	Management fees, franchise fees and other income increased 16.8% compared to 2010.

•

Worldwide Same-Store company-operated gross operating profit margins increased approximately 140 basis points compared to 2010. Gross operating profits were negatively impacted by events in the Middle East, North Africa and Japan.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 16.2% (9.2% in constant dollars) compared to 2010.

•	Margins at Starwood branded Same-Store Owned Hotels Worldwide increased approximately 265 basis points compared to 2010.

•	Earnings from our vacation ownership and residential business was approximately flat compared to 2010.

•	During the quarter, the Company signed 24 hotel management and franchise contracts representing approximately 6,300 rooms and opened 19 hotels and resorts with approximately 4,900 rooms.

Third Quarter 2011 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the third quarter of 2011 of $0.85 compared to a loss of $0.03 per share in the third quarter of 2010. Excluding special items, EPS from continuing operations was $0.60 for the third quarter of 2011 compared to $0.25 in the third quarter of 2010. These results for the third quarter of 2011 benefitted from an overall tax benefit primarily as a result of the favorable settlement of an IRS audit. This favorable IRS settlement reduced income tax expense by approximately $35 million in the quarter and contributed approximately $0.18 to EPS. As a result of the favorable IRS settlement, the effective income tax rate in the third quarter of 2011, excluding special items, was a benefit of 4.8%, compared to an expense of 23.0% in the third quarter of 2010. Special items in the third quarter of 2011 totaled approximately $47 million (after-tax) primarily related to a gain on an asset exchange transaction. Special items in the third quarter of 2010, which totaled a $52 million charge (after-tax), primarily related to a loss on the sale of one hotel.

Income from continuing operations was $165 million in the third quarter of 2011 compared to a loss of $5 million in the third quarter of 2010. Excluding special items, income from continuing operations was $118 million in the third quarter of 2011 compared to $47 million in the third quarter of 2010.

Net income was $163 million and $0.84 per share in the third quarter of 2011 compared to a loss of $6 million and $0.03 per share in the third quarter of 2010.

Frits van Paasschen, CEO said, “Our brands showed strong top-line results around the world, driving managed and franchised fees up 17% in the 3rd quarter. Our Company-operated hotels translated higher REVPAR into margin increases of 140 basis points. We are also pleased with our continued footprint growth. Over the past four years, we have opened almost 320 new hotels, bringing our total to 1,071. We expect to continue growing faster than the market, both in terms of REVPAR and footprint, thanks to our brand momentum and exposure to rapidly growing markets.”

“It is still too early to have a clear view into 2012. There are, to be sure, many clouds over the global economy. But three facts give us cautious confidence. First, in developed markets, occupancies are now at 2007 levels and at a point where rates historically have always risen. And yet, few new hotels are being built. Second, many emerging markets are continuing to see strong growth. Even if economic activity were to cool down, we see unmet demand for hotels. Third, our efforts to gain share have enabled our brands to outgrow the marketplace for more than eight quarters in a row.”

“In an uncertain world, investors should also note that our balance sheet is in great shape, with net debt below $1.7 billion. In the coming weeks, our St. Regis Bal Harbour project will start generating cash as we begin closing on previously sold residential units. We expect more cash in 2012 as we complete this project.”

Nine Months Ended September 30, 2011 Earnings Summary

Income from continuing operations was $344 million in the nine months ended September 30, 2011 compared to $104 million in the same period in 2010. Excluding special items, income from continuing operations was $273 million in the nine months ended September 30, 2011 compared to $138 million in the same period in 2010. These results for the nine months ended September 30, 2011 benefitted by approximately $35 million from a significantly lower effective income tax rate as a result of the favorable settlement of an IRS audit.

Net income was $322 million and $1.66 per share in the nine months ended September 30, 2011 compared to $138 million and $0.73 per share in the same period in 2010.

Adjusted EBITDA was $711 million in the nine months ended September 30, 2011 compared to $610 million in the same period in 2010, an increase of approximately 17%.

Third Quarter 2011 Operating Results

Management and Franchise Revenues

Worldwide System-wide REVPAR for Same-Store Hotels increased 11.6% (7.4% in constant dollars) compared to the third quarter of 2010. International System-wide REVPAR for Same-Store Hotels increased 15.2% (6.8% in constant dollars).

Worldwide System-wide REVPAR for Same-Store changes by region:

	REVPAR
Region	Reported	Constant dollars
North America	8.8%	7.8%
Europe	20.0%	7.1%
Asia Pacific	15.5%	7.3%
Africa and the Middle East	(1.9)%	(2.4)%
Latin America	19.3%	19.3%

Increases in REVPAR for Worldwide System-wide Same-Store hotels by brand:

	REVPAR
Brand	Reported	Constant dollars
St. Regis/Luxury Collection	13.9%	6.9%
W Hotels	12.1%	10.6%
Westin	11.4%	7.5%
Sheraton	10.6%	7.3%
Le Méridien	13.1%	5.2%
Four Points by Sheraton	11.3%	6.8%
Aloft	14.4%	14.1%

Excluding North Africa and Japan, REVPAR increases in constant dollars were 8.4% for Sheraton and 6.4% for Le Méridien.

Worldwide Same-Store company-operated gross operating profit margins increased approximately 140 basis points compared to 2010. International gross operating profit margins for Same-Store company-operated properties increased 60 basis points, negatively impacted by political unrest in the Middle East and North Africa. North American Same-Store company-operated gross operating profit margins increased approximately 200 basis points, driven by REVPAR increases and cost controls.

Management fees, franchise fees and other income were $202 million, up $29 million, or 16.8% from the third quarter of 2010. Management fees increased 21.3% to $114 million and franchise fees increased 11.6% to $48 million. Management fees benefited by approximately 300 basis points due to the conversion of 19 European hotels from franchise contracts to management contracts during the quarter. Excluding North Africa and Japan, management fees increased 25.8%.

During the third quarter of 2011, the Company signed 24 hotel management and franchise contracts, representing approximately 6,300 rooms, of which 15 are new builds and 9 are conversions from other brands. At September 30, 2011, the Company had over 350 hotels in the active pipeline representing almost 90,000 rooms.

During the third quarter of 2011, 19 new hotels and resorts (representing approximately 4,900 rooms) entered the system, including the Sheraton Chongqing (China, 401 rooms), Aloft Coimbatore (India, 170 rooms), Westin Guadalajara (Mexico, 221 rooms), Sheraton Baku (Azerbaijan, 207 rooms) and Sheraton Stamford (Connecticut, 379 rooms). Six properties (representing approximately 1,800 rooms) were removed from the system during the quarter.

Owned, Leased and Consolidated Joint Venture Hotels

Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 16.2% (9.2% in constant dollars) in the third quarter of 2011 when compared to 2010. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 8.1%. Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 25.4% (13.3% in constant dollars).

Revenues at Starwood branded Same-Store Owned Hotels in North America increased 7.1% while costs and expenses increased 5.1% when compared to 2010. Margins at these hotels increased approximately 160 basis points.

Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 14.6% (7.6% in constant dollars) while costs and expenses increased 10.7% (4.5% in constant dollars) when compared to 2010. Margins at these hotels increased approximately 265 basis points.

Revenues at owned, leased and consolidated joint venture hotels were $441 million, compared to $427 million in 2010. Expenses at owned, leased and consolidated joint venture hotels were $361 million compared to $352 million in 2010. Third quarter results were impacted by six renovations and four asset sales.

Vacation Ownership

Total vacation ownership revenues increased 7.0% to $138 million compared to 2010. Originated contract sales of vacation ownership intervals increased 3.8% primarily due to increased tour flow from new buyers and improved sales performance from existing owner channels. The number of contracts signed increased 8.2% when compared to 2010 and the average price per vacation ownership unit sold decreased 2.7% to approximately $14,000, driven by inventory mix.

Selling, General, Administrative and Other

Selling, general, administrative and other expenses decreased 2.2% to $88 million compared to $90 million in 2010. Selling, general, administrative and other expenses declined relative to 2010 due to lower accruals for incentive compensation and lower legal expenses.

Capital

Gross capital spending during the quarter included approximately $79 million of maintenance capital and $77 million of development capital. Net investment spending on vacation ownership interest (“VOI”) and residential inventory was $30 million, primarily related to the St. Regis Bal Harbour project.

Asset Exchange Transaction

On September 30, 2011, the Company executed a transaction with its former partner in a joint venture that owned three luxury hotels in Austria. In connection with the transaction, the Company acquired two of the hotels, Hotel Imperial (Vienna) and Hotel Goldener Hirsch (Salzburg), in exchange for its interest in the third hotel, Hotel Bristol (Vienna), and a cash payment, by the Company, of approximately $27 million. The Company entered into a long-term management contract for the Hotel Bristol. The Company recorded a pretax gain of approximately $48 million and a deferred gain of approximately $30 million in connection with this transaction.

Balance Sheet

At September 30, 2011, the Company had gross debt of $2.797 billion, excluding $388 million of debt associated with securitized vacation ownership notes receivable. Additionally, the Company had cash and cash equivalents of $1.122 billion (including $135 million of restricted cash), and net debt of $1.675 billion, compared to net debt of $1.740 billion as of June 30, 2011. Net debt at September 30, 2011 including debt and restricted cash ($17 million) associated with securitized vacation ownership notes receivables was $2.046 billion.

At September 30, 2011, debt was approximately 77% fixed rate and 23% floating rate and its weighted average maturity was 3.5 years with a weighted average interest rate of 6.79% excluding the securitized debt. The Company had cash (including current restricted cash) and availability under the domestic and international revolving credit facility of approximately $2.625 billion.

During the quarter, the Company received an IRS refund of approximately $40 million.

Outlook

For the Full Year 2011:

•	Adjusted EBITDA is expected to be approximately $980 million to $990 million, assuming:

•	REVPAR increases at Same-Store Company Operated Hotels Worldwide of 7% to 9% in constant dollars (approximately 200 basis points higher in dollars at current exchange rates).

•	REVPAR increases at Branded Same-Store Owned Hotels Worldwide of 8% to 10% in constant dollars (approximately 300 basis points higher in dollars at current exchange rates).

•	Asset sales completed to date reduce EBITDA for the year by approximately $20 million.

•	Margin increases at Branded Same-Store Owned Hotels Worldwide of 150 to 200 basis points.

•	Management fees, franchise fees and other income increase of approximately 11% to 13%, negatively impacted by approximately 200 basis points by Japan and North Africa.

•	Earnings from our vacation ownership and residential business of approximately $140 million to $145 million.

•	Selling, general and administrative expenses increase 3% to 4%.

•	Depreciation and amortization is expected to be approximately $302 million.

•	Interest expense is expected to be approximately $225 million and cash taxes will be approximately $65 million.

•	Full year effective tax rate is expected to be approximately 25%, which excludes a $35 million tax benefit from the settlement of an IRS audit previously discussed.

•	Assuming all of the above, EPS before special items is expected to be approximately $1.75 to $1.79, which excludes a tax benefit of approximately $0.18 from an IRS settlement previously discussed.

•

Full year capital expenditure (excluding vacation ownership and residential inventory) is expected to be approximately $250 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $200 million. Vacation ownership (excluding Bal Harbour) is expected to generate approximately $200 million in positive cash flow.

•

The Company currently expects closings on Bal Harbour residential units to commence in late fourth quarter 2011. The Company’s Outlook excludes revenue recognition or cash flows associated with these potential closings. The Company does, however, expect there to be revenue recognition and cash flows from closings in the fourth quarter of 2011. We expect incremental earnings from Bal Harbour to be approximately $10 million which represents $0.03 of incremental EPS. Bal Harbour capital expenditure for 2011 is expected to be approximately $150 million and cash from closings is expected to be approximately $30 million.

For the three months ended December 31, 2011:

•	Adjusted EBITDA is expected to be approximately $270 million to $280 million, including asset sales completed to date, which reduce EBITDA by approximately $8 million, and assuming:

•	REVPAR increases at Same-Store Company Operated Hotels Worldwide of 6% to 8% in constant dollars and at current exchange rates.

•	REVPAR increases at Branded Same-Store Owned Hotels Worldwide of 6% to 8% in constant dollars and at current exchange rates.

•	Management fees, franchise fees and other income increase of approximately 7% to 9%, negatively impacted by approximately 200 basis points by Japan and North Africa.

•	Earnings from our vacation ownership and residential business are flat to up $5 million.

•	Depreciation and amortization is expected to be approximately $76 million.

•	Interest expense is expected to be approximately $56 million.

•	Income from continuing operations is expected to be approximately $103 million to $111 million, reflecting an effective tax rate of approximately 25%.

•	Assuming all of the above, EPS before special items is expected to be approximately $0.53 to $0.57.

•	In addition, Bal Harbour residential unit closings could add $10 million of earnings and $0.03 of incremental EPS.

For the Full Year 2012:

In Developed markets, the macroeconomic environment remains uncertain with high unemployment and high public/private debt. While there are increasing concerns about slower, “new” normal demand growth, the lodging supply situation is very favorable. In Emerging markets, macroeconomic growth has been strong, driving high secular growth in both lodging demand and supply. We remain of the view that several scenarios could play out.

•	Assuming REVPAR increases at Same-Store Company Operated Hotels Worldwide of 4% to 8% in constant dollars:

•	Adjusted EBITDA would be approximately $1.030 billion to $1.120 billion, which corresponds to an EPS range of approximately $1.96 to $2.25.

•	This includes a $20 million year over year decrease due to renovations, asset sales and foreign exchange shifts, but does not include any earnings from Bal Harbour residential unit closings.

•

A 1% change in REVPAR impacts Company-wide EBITDA by approximately $15 million, and a 1% change in the US dollar versus a basket of foreign currencies impacts Company-wide EBITDA by approximately $5 million.

Special Items

The Company’s special items netted to a benefit of $45 million ($47 million after-tax) in the third quarter of 2011 compared to a charge of $55 million ($52 million after-tax) in the same period of 2010.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended September 30,			Nine Months Ended September 30,
2011	2010		2011	2010

$118	$47	Income from continuing operations before special items	$273	$138

$0.60	$0.25	EPS before special items (a)	$1.40	$0.73

		Special Items
—	1	Restructuring, goodwill impairment, and other special (charges) credits, net (b)	—	2
45	(56)	Gain (loss) on asset dispositions and impairments, net (c)	14	(35)

45	(55)	Total special items – pre-tax	14	(33)
2	3	Income tax benefit (expense) for special items (d)	57	(1)

47	(52)	Total special items – after-tax	71	(34)

$165	$(5)	Income (loss) from continuing operations	$344	$104

$0.85	$(0.03)	EPS including special items	$1.77	$0.55

(a)	Diluted shares for the three months ended September 30, 2010 were 190 million.

(b)	During the three and nine months ended September 30, 2010, the Company recorded restructuring credits associated with the reversal of previous restructuring reserves no longer deemed necessary.

(c)	During the three months ended September 30, 2011, the net gain primarily relates to the asset exchange transaction described in this press release. During the nine months ended September 30, 2011, the gain from the asset exchange transaction was partially offset by the impairment of a minority investment in a joint venture hotel located in Japan.

During the three months ended September 30, 2010, the net loss primarily reflects a loss on the sale of one hotel. During the nine months ended September 30, 2010, the charges above were partially offset by $14 million from property insurance proceeds related to an owned hotel damaged by a tornado and a $5 million gain that resulted from the step acquisition of a controlling interest in a previously unconsolidated joint venture.

(d)	During the three months ended September 30, 2011, the benefit relates primarily to a tax benefit on the asset exchange transaction described above, and the utilization of capital loss carry forwards, partially offset by tax expense as the result of a settlement of an IRS audit. During the nine months ended September 30, 2011, in addition to the activity in the third quarter, the tax benefit primarily relates to the sale of two wholly-owned hotels with high tax bases as a result of a previous transaction.

During the three months ended September 30, 2010, the benefit primarily relates to a tax benefit on the sale of one hotel. During the nine months ended September 30, 2010, the net expense primarily relates to tax expenses at the statutory rate for restructuring credits and losses partially offset by the adjustment of deferred taxes associated with prior year impairment charges due to the change in a foreign tax rate.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the third quarter financial results at 10:30 a.m. (EDT) today at (706) 758-8744. The conference call will be available through a simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EDT) today through November 3, 2011 at 12:00 midnight (EDT) on both the Company’s website and via telephone replay at (855) 859-2056 (pass code #16728664).

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common shareholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common shareholders (i.e. excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring, goodwill impairment and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues, excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology. All references to earnings from vacation ownership and residential represents operating income before depreciation expense.

All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,071 properties in nearly 100 countries and 145,000 employees at its owned and managed properties. Starwood Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (914) 640-8165.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR

(866-478-2777) for photography or additional information.**

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

Three Months Ended September 30,				Nine Months Ended September 30,
2011	2010	% Variance		2011	2010	% Variance
			Revenues
$441	$427	3.3	Owned, leased and consolidated joint venture hotels	$1,329	$1,245	6.7
140	132	6.1	Vacation ownership and residential sales and services	439	402	9.2
202	173	16.8	Management fees, franchise fees and other income	580	503	15.3
589	523	12.6	Other revenues from managed and franchised properties (a)	1,745	1,581	10.4

1,372	1,255	9.3		4,093	3,731	9.7
			Costs and Expenses
361	352	(2.6)	Owned, leased and consolidated joint venture hotels	1,103	1,028	(7.3)
107	98	(9.2)	Vacation ownership and residential	330	302	(9.3)
88	90	2.2	Selling, general, administrative and other	256	258	0.8
—	(1)	(100.0)	Restructuring, goodwill impairment and other special charges (credits), net	—	(2)	(100.0)
57	64	10.9	Depreciation	177	196	9.7
8	7	(14.3)	Amortization	23	24	4.2
589	523	(12.6)	Other expenses from managed and franchised properties (a)	1,745	1,581	(10.4)

1,210	1,133	(6.8)		3,634	3,387	(7.3)
162	122	32.8	Operating income	459	344	33.4
(5)	(1)	n/m	Equity (losses) earnings and gains and (losses) from unconsolidated ventures, net	6	5	20.0
(45)	(59)	23.7	Interest expense, net of interest income of $1, $0, $2 and $1	(151)	(180)	16.1
45	(56)	n/m	Gain (loss) on asset dispositions and impairments, net	14	(35)	n/m

157	6	n/m	Income from continuing operations before taxes and noncontrolling interests	328	134	n/m
8	(11)	n/m	Income tax benefit (expense)	14	(32)	n/m

165	(5)	n/m	Income (loss) from continuing operations	342	102	n/m
			Discontinued Operations:
—	(1)	100.0	Income (loss) from operations, net of tax	—	(2)	100.0
(2)	—	n/m	Gain (loss) on dispositions, net of tax	(22)	36	n/m

163	(6)	n/m	Net income (loss)	320	136	n/m
—	—	—	Net loss (income) attributable to noncontrolling interests	2	2	—

$163	$(6)	n/m	Net income (loss) attributable to Starwood	$322	$138	n/m

			Earnings (Losses) Per Share – Basic
$0.88	$(0.03)	n/m	Continuing operations	$1.83	$0.57	n/m
(0.01)	—	n/m	Discontinued operations	(0.12)	0.19	n/m

$0.87	$(0.03)	n/m	Net income (loss)	$1.71	$0.76	n/m

			Earnings (Losses) Per Share – Diluted
$0.85	$(0.03)	n/m	Continuing operations	$1.77	$0.55	n/m
(0.01)	—	n/m	Discontinued operations	(0.11)	0.18	n/m

$0.84	$(0.03)	n/m	Net income (loss)	$1.66	$0.73	n/m

			Amounts attributable to Starwood’s Common Shareholders
$165	$(5)	n/m	Continuing operations	$344	$104	n/m
(2)	(1)	(100.0)	Discontinued operations	(22)	34	n/m

$163	$(6)	n/m	Net income (loss)	$322	$138	n/m

190	183		Weighted average number of shares	189	182

195	183		Weighted average number of shares assuming dilution	195	189

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$987	$753
Restricted cash	150	53
Accounts receivable, net of allowance for doubtful accounts of $40 and $45	561	513
Inventories	857	802
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $9 and $10	54	59
Prepaid expenses and other	179	126

Total current assets	2,788	2,306
Investments	256	312
Plant, property and equipment, net	3,234	3,323
Assets held for sale	—	—
Goodwill and intangible assets, net	2,055	2,067
Deferred tax assets	801	979
Other assets (a)	478	381
Securitized vacation ownership notes receivable	325	408

	$9,937	$9,776

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$610	$9
Accounts payable	125	138
Current maturities of long-term securitized vacation ownership debt	105	127
Accrued expenses	1,251	1,104
Accrued salaries, wages and benefits	345	410
Accrued taxes and other	151	373

Total current liabilities	2,587	2,161
Long-term debt (b)	2,187	2,848
Long-term securitized vacation ownership debt	283	367
Deferred income taxes	52	28
Other liabilities	1,950	1,886

	7,059	7,290
Commitments and contingencies

Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 195,342,872 and 192,970,437 shares at September 30, 2011 and December 31, 2010, respectively	2	2
Additional paid-in capital	925	805
Accumulated other comprehensive loss	(319)	(283)
Retained earnings	2,269	1,947

Total Starwood stockholders’ equity	2,877	2,471
Noncontrolling interest	1	15

Total equity	2,878	2,486

	$9,937	$9,776

(a)	Includes restricted cash of $2 million and $10 million at September 30, 2011 and December 31, 2010, respectively.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $434 million at September 30, 2011 and December 31, 2010.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

Three Months Ended September 30,				Nine Months Ended September 30,
2011	2010	% Variance		2011	2010	% Variance
			Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
$163	$(6)	n/m	Net income (loss)	$322	$138	n/m
57	64	(10.9)	Interest expense (a)	170	194	(12.4)
(7)	12	n/m	Income tax (benefit) expense (b)	(11)	(1)	n/m
65	73	(11.0)	Depreciation (c)	200	222	(9.9)
8	7	14.3	Amortization (d)	26	26	—

286	150	90.7	EBITDA	707	579	22.1
(45)	56	n/m	(Gain) loss on asset dispositions and impairments, net	(14)	35	n/m
—	—	—	Discontinued operations (gain) loss on dispositions	18	(2)	n/m
—	(1)	100.0	Restructuring, goodwill impairment and other special charges (credits), net	—	(2)	100.0

$241	$205	17.6	Adjusted EBITDA	$711	$610	16.6

(a)	Includes $11 million and $5 million of Starwood’s share of interest expense of unconsolidated joint ventures for the three months ended September 30, 2011 and 2010, respectively, and $17 million and $13 million for the nine months ended September 30, 2011 and 2010, respectively.
(b)	Includes $2 million and $0 million of tax expense (benefit) recorded in discontinued operations net gain (loss) on dispositions for the three months ended September 30, 2011 and 2010, respectively, and $4 million and $(34) million for the nine months ended September 30, 2011 and 2010, respectively. Also includes $(1) million and $1 million of tax (benefit) expense recorded in discontinued operations for the three months ended September 30, 2011 and 2010, respectively, and $(1) million and $1 million for the nine months ended September 30, 2011 and 2010, respectively.
(c)	Includes $8 million and $9 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended September 30, 2011 and 2010, respectively, and $23 million and $26 million for the nine months ended September 30, 2011 and 2010, respectively.
(d)	Includes $0 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended September 30, 2011 and 2010, and $3 million and $2 million for the nine months ended September 30, 2011 and 2010, respectively.

Non-GAAP to GAAP Reconciliations – Branded Same-Store Owned Hotels Worldwide

(In millions)

	Three Months Ended September 30, 2011
	$ Change	% Variance
Revenue
Revenue increase (GAAP)	$46	14.6%
Impact of changes in foreign exchange rates	(22)	(7.0)%

Revenue increase in constant dollars	$24	7.6%

Expense
Expense increase (GAAP)	$27	10.7%
Impact of changes in foreign exchange rates	(16)	(6.2)%

Expense increase in constant dollars	$11	4.5%

Non-GAAP to GAAP Reconciliation – Earnings from Vacation Ownership and Residential Business

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	$ Variance	2011	2010	$ Variance
Earnings from vacation ownership and residential	$33	$34	$(1)	$109	$100	$9
Depreciation expense	(5)	(7)	2	(17)	(21)	4

Operating income from vacation ownership and residential	$28	$27	$1	$92	$79	$13

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

Low Case

Three Months Ended December 31, 2011		Year Ended December 31, 2011

$103	Net income	$425
56	Interest expense	225
35	Income tax expense (a)	24
76	Depreciation and amortization	302

270	EBITDA	976
—	(Gain) loss on asset dispositions and impairments, net	(14)
—	Discontinued operations (gain) loss on dispositions	18

$270	Adjusted EBITDA	$980

Three Months Ended December 31, 2011		Year Ended December 31, 2011

$103	Income from continuing operations before special items	$376

$0.53	EPS before special items	$1.93

	Special Items
—	Gain (loss) on asset dispositions and impairments, net	14

—	Total special items – pre-tax	14
—	Income tax benefit associated with special items	57

—	Total special items – after-tax	71

$103	Income from continuing operations	$447

$0.53	EPS including special items	$2.30

	High Case

Three Months Ended December 31, 2011		Year Ended December 31, 2011

$111	Net income	$433
56	Interest expense	225
37	Income tax expense (a)	26
76	Depreciation and amortization	302

280	EBITDA	986
—	(Gain) loss on asset dispositions and impairments, net	(14)
—	Discontinued operations (gain) loss on dispositions	18

$280	Adjusted EBITDA	$990

Three Months Ended December 31, 2011		Year Ended December 31, 2011

$111	Income from continuing operations before special items	$384

$0.57	EPS before special items	$1.97

	Special Items
—	Gain (loss) on asset dispositions and impairments, net	14

—	Total special items – pre-tax	14
—	Income tax benefit associated with special items	57

—	Total special items – after-tax	71

$111	Income from continuing operations	$455

$0.57	EPS including special items	$2.33

(a)	The full year amounts include $3 million of tax expense recorded in discontinued operations and a $35 million tax benefit ($0.18/share) from an IRS settlement previously discussed.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

Low Case

Year Ended December 31, 2012

Net income	$387
Interest expense	204
Income tax expense	129
Depreciation and amortization	310

EBITDA	1,030
(Gain) loss on asset dispositions and impairments, net	—
Discontinued operations (gain) loss on dispositions	—

Adjusted EBITDA	$1,030

High Case

Year Ended December 31, 2012

Net income	$442
Interest expense	204
Income tax expense	164
Depreciation and amortization	310

EBITDA	1,120
(Gain) loss on asset dispositions and impairments, net	—
Discontinued operations (gain) loss on dispositions	—

Adjusted EBITDA	$1,120

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations –

Future Earnings from Vacation Ownership and Residential Business

(In millions)

Low Case

	Three Months Ended December 31,
	2011	2010	$ Variance
Earnings from vacation ownership and residential	$33	$33	$—
Depreciation expense	(5)	(7)	2

Operating income from vacation ownership and residential	$28	$26	$2

High Case

	Three Months Ended December 31,
	2011	2010	$ Variance
Earnings from vacation ownership and residential	$38	$33	$5
Depreciation expense	(5)	(7)	2

Operating income from vacation ownership and residential	$33	$26	$7

Non-GAAP to GAAP Reconciliations –

Future Earnings from Vacation Ownership and Residential Business

(In millions)

Low Case

Three Months Ended December 31, 2011		Year Ended December 31, 2011

$33	Earnings from vacation ownership and residential	$140
(5)	Depreciation expense	(22)

$28	Operating income from vacation ownership and residential	$118

High Case

Three Months Ended December 31, 2011		Year Ended December 31, 2011

$38	Earnings from vacation ownership and residential	$145
(5)	Depreciation expense	(22)

$33	Operating income from vacation ownership and residential	$123

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

Three Months Ended September 30,				Nine Months Ended September 30,
2011	2010	% Variance	Same-Store Owned Hotels Worldwide	2011	2010	% Variance

			Revenue
$384	$339	13.3	Same-Store Owned Hotels (a)	$1,106	$989	11.8
—	40	(100.0)	Hotels Sold or Closed in 2011 and 2010	42	110	(61.8)
50	43	16.3	Hotels Without Comparable Results	160	138	15.9
7	5	40.0	Other ancillary hotel operations	21	8	n/m

$441	$427	3.3	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,329	$1,245	6.7

			Costs and Expenses
$299	$272	(9.9)	Same-Store Owned Hotels (a)	$879	$805	(9.2)
—	31	100.0	Hotels Sold or Closed in 2011 and 2010	38	89	57.3
55	45	(22.2)	Hotels Without Comparable Results	165	128	(28.9)
7	4	(75.0)	Other ancillary hotel operations	21	6	n/m

$361	$352	(2.6)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,103	$1,028	(7.3)

Three Months Ended September 30,				Nine Months Ended September 30,
2011	2010	% Variance	Same-Store Owned Hotels North America	2011	2010	% Variance

			Revenue
$198	$187	5.9	Same-Store Owned Hotels (a)	$600	$564	6.4
—	40	(100.0)	Hotels Sold or Closed in 2011 and 2010	42	110	(61.8)
32	36	(11.1)	Hotels Without Comparable Results	108	115	(6.1)
—	—	—	Other ancillary hotel operations	—	—	—

$230	$263	(12.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$750	$789	(4.9)

			Costs and Expenses
$164	$157	(4.5)	Same-Store Owned Hotels (a)	$496	$475	(4.4)
—	31	100.0	Hotels Sold or Closed in 2011 and 2010	38	89	57.3
35	32	(9.4)	Hotels Without Comparable Results	105	101	(4.0)
—	—	—	Other ancillary hotel operations	—	—	—

$199	$220	9.5	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$639	$665	3.9

Three Months Ended September 30,				Nine Months Ended September 30,
2011	2010	% Variance	Same-Store Owned Hotels International	2011	2010	% Variance

			Revenue
$186	$152	22.4	Same-Store Owned Hotels (a)	$506	$425	19.1
—	—	—	Hotels Sold or Closed in 2011 and 2010	—	—	—
18	7	n/m	Hotels Without Comparable Results	52	23	n/m
7	5	40.0	Other ancillary hotel operations	21	8	n/m

$211	$164	$28.7	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$579	$456	27.0

			Costs and Expenses
$135	$115	(17.4)	Same-Store Owned Hotels (a)	$383	$330	(16.1)
—	—	—	Hotels Sold or Closed in 2011 and 2010	—	—	—
20	13	(53.8)	Hotels Without Comparable Results	60	27	n/m
7	4	(75.0)	Other ancillary hotel operations	21	6	n/m

$162	$132	$(22.7)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$464	$363	(27.8)

(a)	Same-Store Owned Hotel Results exclude 4 hotels sold and 11 hotels without comparable results for the three months ended and 5 hotels sold and 12 hotels without comparable results for the nine months ended. Due to the timing of sale of the Hotel Bristol, it was included in same-store for both the three and nine months ended.

n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.

Systemwide(1) Statistics - Same Store

For the Three Months Ended September 30,

UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2011	2010	Variance	2011	2010	Variance	2011	2010	Variance

TOTAL HOTELS
REVPAR ($)	119.24	106.89	11.6%	113.18	103.98	8.8%	128.07	111.13	15.2%
ADR ($)	168.08	155.58	8.0%	152.48	145.55	4.8%	193.63	171.72	12.8%
Occupancy (%)	70.9%	68.7%	2.2	74.2%	71.4%	2.8	66.1%	64.7%	1.4

SHERATON
REVPAR ($)	100.96	91.26	10.6%	98.87	91.22	8.4%	103.88	91.33	13.7%
ADR ($)	145.09	134.56	7.8%	135.36	128.98	4.9%	160.43	143.22	12.0%
Occupancy (%)	69.6%	67.8%	1.8	73.0%	70.7%	2.3	64.8%	63.8%	1.0

WESTIN
REVPAR ($)	128.68	115.51	11.4%	121.59	111.40	9.1%	150.51	128.07	17.5%
ADR ($)	173.04	161.74	7.0%	161.29	154.17	4.6%	211.38	186.06	13.6%
Occupancy (%)	74.4%	71.4%	3.0	75.4%	72.3%	3.1	71.2%	68.8%	2.4

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	230.50	202.38	13.9%	221.65	197.40	12.3%	234.89	204.88	14.6%
ADR ($)	352.98	313.63	12.5%	299.62	278.46	7.6%	385.07	334.07	15.3%
Occupancy (%)	65.3%	64.5%	0.8	74.0%	70.9%	3.1	61.0%	61.3%	(0.3)

LE MERIDIEN
REVPAR ($)	131.20	116.03	13.1%	193.39	175.76	10.0%	123.59	108.59	13.8%
ADR ($)	188.96	172.70	9.4%	227.42	213.22	6.7%	183.04	166.33	10.0%
Occupancy (%)	69.4%	67.2%	2.2	85.0%	82.4%	2.6	67.5%	65.3%	2.2

W
REVPAR ($)	200.51	178.94	12.1%	187.55	175.32	7.0%	246.43	191.77	28.5%
ADR ($)	256.70	237.65	8.0%	239.13	228.95	4.4%	320.19	271.00	18.2%
Occupancy (%)	78.1%	75.3%	2.8	78.4%	76.6%	1.8	77.0%	70.8%	6.2

FOUR POINTS
REVPAR ($)	79.42	71.35	11.3%	79.48	72.58	9.5%	79.30	69.15	14.7%
ADR ($)	112.05	104.09	7.6%	107.84	102.45	5.3%	120.53	107.32	12.3%
Occupancy (%)	70.9%	68.5%	2.4	73.7%	70.8%	2.9	65.8%	64.4%	1.4

ALOFT
REVPAR ($)	72.93	63.73	14.4%	73.68	64.53	14.2%
ADR ($)	100.61	97.05	3.7%	102.28	98.54	3.8%
Occupancy (%)	72.5%	65.7%	6.8	72.0%	65.5%	6.5

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.

Worldwide Hotel Results - Same Store

For the Three Months Ended September 30,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2011	2010	Variance	2011	2010	Variance

TOTAL WORLDWIDE
REVPAR ($)	119.24	106.89	11.6%	135.50	120.51	12.4%
ADR ($)	168.08	155.58	8.0%	190.82	174.83	9.1%
Occupancy (%)	70.9%	68.7%	2.2	71.0%	68.9%	2.1

NORTH AMERICA
REVPAR ($)	113.18	103.98	8.8%	139.18	128.33	8.5%
ADR ($)	152.48	145.55	4.8%	182.85	174.04	5.1%
Occupancy (%)	74.2%	71.4%	2.8	76.1%	73.7%	2.4

EUROPE
REVPAR ($)	194.76	162.35	20.0%	218.60	180.23	21.3%
ADR ($)	266.40	226.60	17.6%	287.78	242.87	18.5%
Occupancy (%)	73.1%	71.6%	1.5	76.0%	74.2%	1.8

AFRICA & MIDDLE EAST
REVPAR ($)	90.54	92.30	(1.9%)	90.94	92.67	(1.9%)
ADR ($)	158.99	150.40	5.7%	160.12	150.91	6.1%
Occupancy (%)	57.0%	61.4%	(4.4)	56.8%	61.4%	(4.6)

ASIA PACIFIC
REVPAR ($)	110.06	95.27	15.5%	110.25	93.91	17.4%
ADR ($)	164.22	149.67	9.7%	163.34	148.37	10.1%
Occupancy (%)	67.0%	63.7%	3.3	67.5%	63.3%	4.2

LATIN AMERICA
REVPAR ($)	91.13	76.38	19.3%	96.14	77.66	23.8%
ADR ($)	155.43	134.72	15.4%	160.58	140.30	14.5%
Occupancy (%)	58.6%	56.7%	1.9	59.9%	55.4%	4.5

(1)	Includes same store owned, leased, managed, and franchised hotels
(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.

Owned Hotel Results - Same Store (1)

For the Three Months Ended September 30,

UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2011	2010	Variance	2011	2010	Variance	2011	2010	Variance
TOTAL HOTELS	49 Hotels			23 Hotels			26 Hotels
REVPAR ($)	170.10	148.45	14.6%	165.15	154.99	6.6%	176.14	140.46	25.4%
ADR ($)	223.80	202.28	10.6%	206.26	198.56	3.9%	247.94	207.51	19.5%
Occupancy (%)	76.0%	73.4%	2.6	80.1%	78.1%	2.0	71.0%	67.7%	3.3

Total Revenue	383,988	338,838	13.3%	198,365	187,380	5.9%	185,623	151,458	22.6%
Total Expenses	298,417	271,806	(9.8%)	163,883	157,347	(4.2%)	134,534	114,459	(17.5%)

BRANDED HOTELS	44 Hotels			18 Hotels			26 Hotels
REVPAR ($)	172.60	148.59	16.2%	169.16	156.48	8.1%	176.14	140.46	25.4%
ADR ($)	225.74	200.98	12.3%	207.03	195.62	5.8%	247.94	207.51	19.5%
Occupancy (%)	76.5%	73.9%	2.6	81.7%	80.0%	1.7	71.0%	67.7%	3.3

Total Revenue	359,131	313,497	14.6%	173,508	162,038	7.1%	185,623	151,458	22.6%
Total Expenses	278,341	251,343	(10.7%)	143,807	136,884	(5.1%)	134,534	114,459	(17.5%)

(1)	Hotel results exclude 4 hotel sold and 11 hotels without comparable results during 2011 & 2010
*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended September 30,

UNAUDITED ($ millions)

	Worldwide
	2011	2010	$ Variance	% Variance

Management Fees:
Base Fees	81	67	14	20.9%
Incentive Fees	33	27	6	22.2%

Total Management Fees (1)	114	94	20	21.3%

Franchise Fees	48	43	5	11.6%

Total Management & Franchise Fees	162	137	25	18.2%

Other Management & Franchise Revenues (2)	33	31	2	6.5%

Total Management & Franchise Revenues	195	168	27	16.1%

Other	7	5	2	40.0%

Management Fees, Franchise Fees & Other Income	202	173	29	16.8%

(1)	Total Management Fees includes fees from North Africa and Japan of approximately $3 and $7 in 2011 and 2010, respectively.
(2)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $22 and $20 in 2011 and 2010, respectively, resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership & Residential Revenues and Expenses

For the Three Months Ended September 30,

UNAUDITED ($ millions)

	2011	2010	$ Variance	% Variance

Originated Sales Revenues (1) – Vacation Ownership Sales	82	79	3	3.8%
Other Sales and Services Revenues (2)	63	58	5	8.6%
Deferred Revenues – Percentage of Completion	(3)	—	(3)	n/m
Deferred Revenues – Other (3)	(4)	(8)	4	50.0%

Vacation Ownership Sales and Services Revenues	138	129	9	7.0%
Residential Sales and Services Revenues	2	3	(1)	(33.3%)

Total Vacation Ownership & Residential Sales and Services Revenues	140	132	8	6.1%

Originated Sales Expenses (4) – Vacation Ownership Sales	57	52	(5)	(9.6%)
Other Expenses (5)	47	44	(3)	(6.8%)
Deferred Expenses – Percentage of Completion	(2)	—	2	n/m
Deferred Expenses – Other	3	1	(2)	n/m

Vacation Ownership Expenses	105	97	(8)	(8.2%)
Residential Expenses	2	1	(1)	(100.0%)

Total Vacation Ownership & Residential Expenses	107	98	(9)	(9.2%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.

Systemwide(1) Statistics - Same Store

For the Nine Months Ended September 30,

UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2011	2010	Variance	2011	2010	Variance	2011	2010	Variance

TOTAL HOTELS
REVPAR ($)	114.87	103.24	11.3%	109.41	99.72	9.7%	122.83	108.36	13.4%
ADR ($)	167.77	156.55	7.2%	153.88	146.95	4.7%	190.03	171.59	10.7%
Occupancy (%)	68.5%	65.9%	2.6	71.1%	67.9%	3.2	64.6%	63.2%	1.4

SHERATON
REVPAR ($)	96.31	88.10	9.3%	92.61	85.39	8.5%	101.42	91.85	10.4%
ADR ($)	144.38	135.41	6.6%	133.35	127.81	4.3%	161.21	146.63	9.9%
Occupancy (%)	66.7%	65.1%	1.6	69.4%	66.8%	2.6	62.9%	62.6%	0.3

WESTIN
REVPAR ($)	128.32	115.54	11.1%	122.55	111.78	9.6%	146.25	127.18	15.0%
ADR ($)	178.56	167.84	6.4%	167.66	160.34	4.6%	214.92	192.34	11.7%
Occupancy (%)	71.9%	68.8%	3.1	73.1%	69.7%	3.4	68.0%	66.1%	1.9

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	204.58	176.43	16.0%	207.79	181.90	14.2%	202.95	173.62	16.9%
ADR ($)	314.92	285.12	10.5%	290.56	272.25	6.7%	329.32	292.58	12.6%
Occupancy (%)	65.0%	61.9%	3.1	71.5%	66.8%	4.7	61.6%	59.3%	2.3

LE MERIDIEN
REVPAR ($)	129.82	116.09	11.8%	192.84	172.27	11.9%	122.83	109.80	11.9%
ADR ($)	191.18	178.06	7.4%	232.47	216.68	7.3%	185.44	172.65	7.4%
Occupancy (%)	67.9%	65.2%	2.7	83.0%	79.5%	3.5	66.2%	63.6%	2.6

W
REVPAR ($)	199.44	172.89	15.4%	189.00	169.08	11.8%	235.74	186.18	26.6%
ADR ($)	260.66	240.45	8.4%	244.99	230.80	6.1%	317.23	277.14	14.5%
Occupancy (%)	76.5%	71.9%	4.6	77.1%	73.3%	3.8	74.3%	67.2%	7.1

FOUR POINTS
REVPAR ($)	77.19	69.05	11.8%	73.48	67.15	9.4%	84.19	72.62	15.9%
ADR ($)	113.15	106.05	6.7%	106.21	101.84	4.3%	126.76	114.22	11.0%
Occupancy (%)	68.2%	65.1%	3.1	69.2%	65.9%	3.3	66.4%	63.6%	2.8

ALOFT
REVPAR ($)	70.63	59.96	17.8%	71.51	60.88	17.5%
ADR ($)	102.33	97.54	4.9%	104.07	99.00	5.1%
Occupancy (%)	69.0%	61.5%	7.5	68.7%	61.5%	7.2

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.

Worldwide Hotel Results - Same Store

For the Nine Months Ended September 30,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2011	2010	Variance	2011	2010	Variance

TOTAL WORLDWIDE
REVPAR ($)	114.87	103.24	11.3%	130.87	117.02	11.8%
ADR ($)	167.77	156.55	7.2%	189.77	175.60	8.1%
Occupancy (%)	68.5%	65.9%	2.6	69.0%	66.6%	2.4

NORTH AMERICA
REVPAR ($)	109.41	99.72	9.7%	135.26	123.25	9.7%
ADR ($)	153.88	146.95	4.7%	183.69	174.80	5.1%
Occupancy (%)	71.1%	67.9%	3.2	73.6%	70.5%	3.1

EUROPE
REVPAR ($)	165.78	139.60	18.8%	185.16	155.62	19.0%
ADR ($)	244.80	214.40	14.2%	264.62	229.91	15.1%
Occupancy (%)	67.7%	65.1%	2.6	70.0%	67.7%	2.3

AFRICA & MIDDLE EAST
REVPAR ($)	110.63	114.65	(3.5%)	111.35	115.40	(3.5%)
ADR ($)	181.47	170.34	6.5%	183.13	171.61	6.7%
Occupancy (%)	61.0%	67.3%	(6.3)	60.8%	67.2%	(6.4)

ASIA PACIFIC
REVPAR ($)	109.16	94.69	15.3%	109.06	92.75	17.6%
ADR ($)	167.40	152.62	9.7%	166.79	151.48	10.1%
Occupancy (%)	65.2%	62.0%	3.2	65.4%	61.2%	4.2

LATIN AMERICA
REVPAR ($)	93.19	79.31	17.5%	97.36	80.96	20.3%
ADR ($)	154.19	139.68	10.4%	160.64	147.58	8.8%
Occupancy (%)	60.4%	56.8%	3.6	60.6%	54.9%	5.7

(1)	Includes same store owned, leased, managed, and franchised hotels
(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.

Owned Hotel Results - Same Store (1)

For the Nine Months Ended September 30,

UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2011	2010	Variance	2011	2010	Variance	2011	2010	Variance
TOTAL HOTELS	48 Hotels			22 Hotels			26 Hotels
REVPAR ($)	161.01	140.77	14.4%	162.63	150.54	8.0%	159.07	129.09	23.2%
ADR ($)	220.38	203.54	8.3%	210.83	202.34	4.2%	233.27	205.24	13.7%
Occupancy (%)	73.1%	69.2%	3.9	77.1%	74.4%	2.7	68.2%	62.9%	5.3

Total Revenue	1,105,910	988,580	11.9%	600,217	563,543	6.5%	505,693	425,037	19.0%
Total Expenses	878,690	805,046	(9.1%)	495,502	475,196	(4.3%)	383,188	329,850	(16.2%)

BRANDED HOTELS	43 Hotels			17 Hotels			26 Hotels
REVPAR ($)	164.39	142.17	15.6%	169.69	155.18	9.4%	159.07	129.09	23.2%
ADR ($)	222.31	203.22	9.4%	212.96	201.58	5.6%	233.27	205.24	13.7%
Occupancy (%)	73.9%	70.0%	3.9	79.7%	77.0%	2.7	68.2%	62.9%	5.3

Total Revenue	1,040,480	922,419	12.8%	534,787	497,382	7.5%	505,693	425,037	19.0%
Total Expenses	820,889	745,992	(10.0%)	437,701	416,142	(5.2%)	383,188	329,850	(16.2%)

(1)	Hotel results exclude 5 hotel sold and 12 hotels without comparable results during 2011 & 2010
*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Nine Months Ended September 30,

UNAUDITED ($ millions)

	Worldwide
	2011	2010	$ Variance	% Variance

Management Fees:
Base Fees	227	196	31	15.8%
Incentive Fees	95	85	10	11.8%

Total Management Fees	322	281	41	14.6%

Franchise Fees	140	119	21	17.6%

Total Management & Franchise Fees	462	400	62	15.5%

Other Management & Franchise Revenues (1)	96	90	6	6.7%

Total Management & Franchise Revenues	558	490	68	13.9%

Other	22	13	9	69.2%

Management Fees, Franchise Fees & Other Income	580	503	77	15.3%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $64 and $60 in 2011 and 2010, respectively, resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership & Residential Revenues and Expenses

For the Nine Months Ended September 30,

UNAUDITED ($ millions)

	2011	2010	$ Variance	% Variance

Originated Sales Revenues (1) – Vacation Ownership Sales	244	230	14	6.1%
Other Sales and Services Revenues (2)	199	182	17	9.3%
Deferred Revenues – Percentage of Completion	(3)	—	(3)	n/m
Deferred Revenues – Other (3)	(11)	(21)	10	47.6%

Vacation Ownership Sales and Services Revenues	429	391	38	9.7%
Residential Sales and Services Revenues	10	11	(1)	(9.1%)

Total Vacation Ownership & Residential Sales and Services Revenues	439	402	37	9.2%

Originated Sales Expenses (4) – Vacation Ownership Sales	169	149	(20)	(13.4%)
Other Expenses (5)	148	139	(9)	(6.5%)
Deferred Expenses – Percentage of Completion	(2)	—	2	n/m
Deferred Expenses – Other	9	12	3	25.0%

Vacation Ownership Expenses	324	300	(24)	(8.0%)
Residential Expenses	6	2	(4)	n/m

Total Vacation Ownership & Residential Expenses	330	302	(28)	(9.3%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Hotels without Comparable Results & Other Selected Items

As of September 30, 2011

UNAUDITED ($ millions)

Properties without comparable results in 2011:

Property	Location
Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Westin Peachtree	Atlanta, GA
W New Orleans - French Quarter	New Orleans, LA
Westin St. John Resort	St. John, US Virgin Islands
St. Regis Osaka	Osaka, Japan
W London	London, England
Grand Hotel - Florence	Florence, Italy
Sheraton Kauai	Koloa, HI
Atlanta Perimeter	Atlanta, GA
Hotel Alfonso	Seville, Spain
Four Points Philadelphia Airport	Philadelphia, PA
The Clarion Hotel	Millbrae, CA

Properties sold or closed in 2011 and 2010:

Property	Location
W New York - The Court & Tuscany	New York, NY
St. Regis Aspen	Aspen, CO
The Westin Gaslamp Quarter	San Diego, CA
W City Center	Chicago, IL
Boston Park Plaza	Boston, MA
Hotel Bristol	Vienna, Austria

Revenues and Expenses Associated with Assets Sold or Closed in 2011 and 2010: (1)

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold or Closed in 2010:
2010
Revenues	$8	$3	$7	$—	$18
Expenses (excluding depreciation)	$6	$4	$5	$—	$15

Hotels Sold or Closed in 2011:
2011
Revenues	$24	$18	$—	$—	$42
Expenses (excluding depreciation)	$24	$14	$—	$—	$38

2010
Revenues	$23	$36	$33	$31	$123
Expenses (excluding depreciation)	$22	$26	$26	$23	$97

_________________

(1)	Results consist of 3 hotels sold in 2011 and 1 hotel sold in 2010. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in the statements of income for 2011 and 2010. These amounts do not include revenues and expense from the W New York - Court & Tuscany which were reclassified to discontinued operations and the Hotel Bristol due to the timing of the transaction.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three and Nine Months Ended September 30, 2011

UNAUDITED ($ millions)

	Q3	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	36	82
Corporate/IT	43	88

Subtotal	79	170

Vacation Ownership Capital Expenditures: (2)
Net capital expenditures for inventory (excluding St. Regis Bal Harbour)	(8)	(33)
Net capital expenditures for inventory – St. Regis Bal Harbour	38	110

Subtotal	30	77

Development Capital	77	142

Total Capital Expenditures	186	389

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)	Represents gross inventory capital expenditures of $48 and $132 in the three and nine months ended September 30, 2011, respectively, less cost of sales of $18 and $55 in the three and nine months ended September 30, 2011, respectively.

Starwood Hotels & Resorts Worldwide, Inc.

2011 Divisional Hotel Inventory Summary by Ownership by Brand*

As of September 30, 2011

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	6	3,528	4	705	5	2,696	2	821	17	7,750
Westin	4	2,399	3	650	3	902	1	273	11	4,224
Four Points	2	327	—	—	—	—	—	—	2	327
W	5	1,795	2	665	—	—	—	—	7	2,460
Luxury Collection	1	643	5	580	1	180	—	—	7	1,403
St. Regis	2	489	2	261	—	—	1	160	5	910
Aloft	2	272	—	—	—	—	—	—	2	272
Element	1	123	—	—	—	—	—	—	1	123
Other	7	1,928	—	—	—	—	—	—	7	1,928

Total Owned	30	11,504	16	2,861	9	3,778	4	1,254	59	19,397

Managed & UJV
Sheraton	37	25,796	73	21,184	15	2,942	64	23,029	189	72,951
Westin	54	28,359	15	5,024	3	886	27	9,428	99	43,697
Four Points	1	171	13	2,342	4	517	13	4,362	31	7,392
W	23	6,897	3	714	2	433	6	1,436	34	9,480
Luxury Collection	4	1,648	24	4,579	7	290	4	1,045	39	7,562
St. Regis	9	1,811	2	226	2	309	6	1,398	19	3,744
Le Meridien	4	607	53	13,617	—	—	25	6,983	82	21,207
Aloft	—	—	2	555	—	—	4	748	6	1,303
Other	1	773	1	165	—	—	—	—	2	938

Total Managed & UJV	133	66,062	186	48,406	33	5,377	149	48,429	501	168,274

Franchised
Sheraton	159	47,790	19	4,712	8	2,040	15	6,378	201	60,920
Westin	59	18,978	3	1,176	3	697	8	2,231	73	23,082
Four Points	103	16,255	7	1,002	8	1,276	7	1,227	125	19,760
Luxury Collection	8	1,629	11	1,528	2	248	8	2,260	29	5,665
St. Regis	—	—	—	—	—	—	—	—	—	—
Le Meridien	7	2,007	5	1,455	2	324	3	714	17	4,500
Aloft	41	5,966	—	—	—	—	3	471	44	6,437
Element	8	1,309	—	—	—	—	—	—	8	1,309

Total Franchised	385	93,934	45	9,873	23	4,585	44	13,281	497	121,673

Systemwide
Sheraton	202	77,114	96	26,601	28	7,678	81	30,228	407	141,621
Westin	117	49,736	21	6,850	9	2,485	36	11,932	183	71,003
Four Points	106	16,753	20	3,344	12	1,793	20	5,589	158	27,479
W	28	8,692	5	1,379	2	433	6	1,436	41	11,940
Luxury Collection	13	3,920	40	6,687	10	718	12	3,305	75	14,630
St. Regis	11	2,300	4	487	2	309	7	1,558	24	4,654
Le Meridien	11	2,614	58	15,072	2	324	28	7,697	99	25,707
Aloft	43	6,238	2	555	—	—	7	1,219	52	8,012
Element	9	1,432	—	—	—	—	—	—	9	1,432
Other	8	2,701	1	165	—	—	—	—	9	2,866
Vacation Ownership	13	6,618	—	—	1	382	—	—	14	7,000

Total Systemwide	561	178,118	247	61,140	66	14,122	197	62,964	1,071	316,344

*	Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of September 30, 2011

UNAUDITED

	# Resorts			# of Units (1)
Brand	Total (2)	In Operations	In Active Sales	Completed (3)	Pre-sales/ Development (4)	Future Capacity (5),(6)	Total at Buildout

Sheraton	7	7	6	3,079	—	712	3,791
Westin	9	9	9	1,463	121	21	1,605
St. Regis	2	2	—	63	—	—	63
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	3	3	1	124	—	1	125

Total SVO, Inc.	22	22	16	4,735	121	734	5,590

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	23	23	17	4,933	121	734	5,788

Total Intervals Including UJV’s (7)				256,516	6,292	38,168	300,976

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces
(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.
(7)	Assumes 52 intervals per unit.